UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

HSBC USA Inc.

(Exact name of Registrant as specified in Its Charter)

Maryland	13-2764867
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

452 Fifth Avenue New York, NY	10018
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Zero Coupon Callable Accreting Notes due May 7, 2043	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-180289 (if applicable)

Securities to be registered pursuant to Section 12 (g) of the Act:

None

(Title of Class)

Zero Coupon Callable Accreting Notes due May 7, 2043

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Zero Coupon Callable Accreting Notes due May 7, 2043 (the “Notes”) of the registrant is incorporated herein by reference to (i) the section captioned “Description of Debt Securities” in the registrant’s Prospectus, dated March 22, 2012, in the registrant’s registration statement on Form S-3 (File No. 333-180289), (ii) the sections captioned “Description of Notes” and “U.S. Federal Income Tax Considerations” in the registrant’s Prospectus Supplement, dated March 22, 2012, to the Prospectus and (iii) the registrant’s Pricing Supplement, dated April 26, 2013. The outstanding principal amount of the Notes registered hereby may be increased from time to time in the future due to further issuances of Notes having substantially the same terms. If any such additional Notes are issued, a pricing supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The Notes registered hereby are, and any additional Notes registered hereby in the future will be, all part of a single series and will have the same CUSIP number as described in the Pricing Supplement referenced above.

Item 2. Exhibits.

1.	Indenture, dated as of March 31, 2009 (for senior debt securities) by and between the registrant and Wells Fargo Bank, National Association, as trustee, incorporated herein by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-3 (File No. 333-158385) filed on April 4, 2009.

2.	First Supplemental Indenture, dated as of March 22, 2012, by and between the registrant and Wells Fargo Bank, National Association, as trustee, incorporated herein by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-3 (File No. 333-180289), filed on March 22, 2012.

3.	Pricing Supplement, dated April 26, 2013, to the registrant’s Prospectus, dated March 22, 2012, and Prospectus Supplement, dated March 22, 2012, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on April 26, 2013.

4.	Form of Zero Coupon Callable Accreting Notes due May 7, 2043.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HSBC USA Inc.
Date:	April 30, 2013
		By:	/s/ Mark A. Steffensen
		Name:	Mark A. Steffensen
		Title:	Executive Vice President, Managing Director and Assistant Secretary